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                                                                    EXHIBIT 23.2

            CONSENT OF PRICE WATERHOUSE LLP, INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated December 29, 1997, except for Note 14, paragraph 3, which is as of February 17, 1998, appearing on page 30 of the SyQuest Technology Inc. Form 10-K, as amended, for the year ending September 30, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  PRICE WATERHOUSE LLP
San Jose, California
May 26, 1998